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                                                                EXHIBIT 10.21


                             DEATH BENEFIT AGREEMENT


         This Agreement, made as of the ______ day of __________________, 1993, between MORTON METALCRAFT CO. (the "Company") and William D. Morton, II, (the "Employee").

                                   WITNESSETH:

         WHEREAS, the Employee is employed as an officer of the Company; and

         WHEREAS, the Employee's services to the Company have contributed substantially to the general welfare of the Company; and

         WHEREAS, the Employee is willing to continue in the employ of the Company provided the Company agrees to pay to the beneficiaries designated herein certain benefits in accordance with the terms and conditions set forth below;

         NOW, THEREFORE, it is agreed:

         1. Death Benefits. If the Employee dies while in the employ of the Company prior to October 10, 2012, the Company shall pay to the Employee's widow, or if no widow survives him, to his surviving descendants per stripes, as a death benefit, $230,000. Such amount will be payable within ninety (90) after the date of death, without interest. In the event that all of the persons designated herein as beneficiaries die prior to payment of the amount provided for herein, the obligation of the Company to make the payment hereunder shall terminate. The Employee shall have no right to modify or alter the beneficiaries designated herein.

         2. Suicide Exclusion. If the Employee commits suicide while sane or insane, on or before October 17, 1995, no benefits shall be payable hereunder and this Agreement shall be considered terminated, null and void.

         3. Termination of Employment; Termination of Split Dollar Agreement. If the Employee terminates employment prior to his death, or if the Company discharges the Employee for any reason, no benefits shall become due and payable to the named beneficiaries hereunder and this Agreement shall be considered terminated, null and void. Likewise, if either party terminates the Split Dollar Life Insurance Agreement between the parties hereto prior to Employee's death, no benefits shall become due and payable to the named beneficiaries hereunder and this Agreement shall be considered terminated, null and void.

         4. Benefits Not Assignable. Neither the Employee, his widow, his descendants, nor any other beneficiaries which may be




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designated herein, shall have any right to commute or assign the right to receive payments hereunder and to the extent permitted by law, such payments shall be exempt from the claims of creditors.

         5. Not a Contract of Employment. This Agreement shall not be deemed to constitute a contract of employment between the parties, nor shall any provision restrict the right of the Company to discharge the Employee, or restrict the right of the Employee to voluntarily terminate employment.

         6. Waiver. The waiver by either party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Company or Employee.

         7. Severability. The invalidity or unenforceability of any particular provision or provisions of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions had been omitted.

         8. Governing Law. The validity and construction of this Agreement shall be governed by the laws of the state of Illinois.

         9. Headings. The headings of the several paragraphs hereof are for convenience in reference only and shall not be construed to be a part of this Agreement.

         10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of both the Company and the Employee and their respective successors, heirs and legal representatives.

ATTEST:                                        MORTON METALCRAFT CO.


By:                                            By:
   -----------------------                        -------------------------
   Daryl R. Lindemann,                            William D. Morton, II,
   Secretary                                      President


                                               --------------------------
                                                  William D. Morton, II





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